UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2012

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Headquarters:
Sanlitun SOHO, Building A, 11th Floor
No.8 Workers Stadium North Road
Chaoyang District, Beijing, China 100027

U.S. Office:
c/o Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017

(Address of principal executive offices including zip code)

(845) 507-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On December 31, 2012, Zoom Technologies, Inc. ("Zoom" or the "Company") entered into a Share Purchase Agreement (the "SPA") with Beijing Zhumu Culture Communication Company, Ltd. (the "Purchaser"), a PRC company that provides services to the telecommunication industry. Pursuant to the SPA, the Company agreed to sell (the "Subsidiary Sale") to the Purchaser all the equity interests the Company holds in its China based subsidiaries (except for SpreadZoom Technologies Co., Ltd. ("SpreadZoom") as mentioned below), which include 100% of the outstanding equity interest of Beijing Nollec Wireless Company ("Nollec"), 80% of the outstanding equity interest of Tianjin Tongguang Group Digital Communication Company, Ltd. ("TCBD"), 100% of the outstanding equity interest of Profit Harvest Corporation, Ltd. ("Profit Harvest"), and 100% of the outstanding equity interest of Celestial Digital Entertainment, Ltd. ("CDE"). As consideration for the Subsidiary Sale, the Purchaser agreed to pay to the Company RMB 200 million (approximately US$32 million) (the "Purchase Price"), subject to adjustment pending an appraisal by an independent third party appraiser. As of the date of this current report, the Purchaser has deposited the full amount of RMB 200 million into an escrow account, to be released to the Company upon the final closing of the Subsidiary Sale, which will be held 30 days after the Company receives all the requisites corporate and regulatory approvals with respect to the Subsidiary Sale.

The Company's ownership interest in SpreadZoom, which owns and operates mobile phone manufacturing facilities in Tianjin, is not part of the Subsidiary Sale. In addition, the Company will, through Portables Unlimited, LLC, its U.S. based subsidiary, continue to operate the exclusive wholesale distributor business for T-Mobile products and services in the United States. The Company may make contracts with the Purchaser for future businesses.

Item 2.01   Completion of Acquisition or Disposition of Assets.

On December 31, 2012, pursuant to the SPA as described in Item 1.01 above, the Company consummated its sale of 100% of the outstanding equity interest of Profit Harvest. The final closing of the Subsidiary Sale is anticipated to take place within the first quarter of 2013.

The Company intends to use the cash proceeds from the Subsidiary Sale to conduct acquisitions of similar businesses in the U.S. to further expand its activities there, including but not limited to the acquisition of additional licensed retail stores that service T-Mobile USA.

Item 8.01   Other Events.

On January 7, 2013, the Company issued a press release announcing that the Company signed an agreement to sell its China based operations and intends to use the cash received from the Subsidiary Sale for it business expansion in the U.S.  A copy of the press release is attached hereto as Exhibit 99.1, which is hereby incorporated by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated January 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: January 7, 2013	By: /s/ Anthony K. Chan Anthony K. Chan Chief Financial Officer

EXHIBITS

Exhibit Number	Exhibit Description
99.1	Press release, dated January 7, 2013. PDF